FOR RELEASE AT 8:00 A.M. EDT
                                                           MONDAY, JULY 10, 2006
FOR MORE INFORMATION:
Christopher J. Benjamin, 808-525-8405 or cbenjamin@abinc.com
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A&B REPURCHASES SHARES
Undertakes Accelerated Share Repurchase Program


         HONOLULU - (July 10, 2006) - Alexander & Baldwin, Inc.
(NASDAQ:ALEX) announced today that it has repurchased $63 million of its common stock in connection with an accelerated share repurchase program ("ASR"). Pursuant to the terms of the ASR, A&B is acquiring a minimum of 1,345,000 of its shares, of which 984,000 shares already have been acquired and 361,000 shares will be acquired on July 12, 2006. A&B also could acquire up to an additional 184,000 of its shares for no additional consideration. The total number of shares to be repurchased by A&B under the ASR is based on the volume weighted average price of the Company's stock during the ASR term. The ASR was executed through an agreement with Goldman, Sachs & Co.

         In addition, A&B purchased 200,000 shares of its common stock through open-market transactions in the latter part of June for approximately $8.5 million. Upon completion of the ASR, A&B will have repurchased between 1,545,000 and 1,729,000 shares of its stock during 2006 and will have between 271,000 and 455,000 shares remaining under its existing share repurchase authorization.

         "We've responded to the recent softness in A&B's stock price to make an attractive investment and return cash to our shareholders," said A&B Chairman & CEO Allen Doane. "We are confident in our ability to take this step while maintaining access to capital to fund our business growth strategies and our active capital investment program."

         A&B has a diverse real estate development pipeline with half a dozen company-owned or joint venture projects under construction, and several more in the design and planning stages. The company also has been an active acquirer of land for development in Hawaii and expects to continue this acquisition program. Its Matson Navigation Company subsidiary will complete a $500 million vessel acquisition program with the delivery this month of a fourth new vessel and is investing in the expansion of roll-on/roll-off garage capacity on its ships.

         "A share repurchase is, first and foremost, an investment decision, but it also is an important means of optimizing the Company's balance sheet and cost of capital," added Chris Benjamin, A&B's senior vice president, chief financial officer and treasurer. "The ASR program provides an effective way to execute a meaningful repurchase in a single transaction and immediately reduce our shares outstanding."

         The shares acquired by A&B through the open-market purchases and the shares acquired to date through the ASR were retired in late June and therefore will have a negligible impact on the Company's second quarter earnings per share.

     Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and logistics services through its subsidiaries Matson
Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate through A&B Properties, Inc.; and in food products through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.
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         Statements in this press release that are not historical facts are
"forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.

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